SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)  March 24, 2008

China Shoe Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-139910	20-2234410
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

488 Wai Qingsong Road
Waigang, Jiading District, Shanghai, People’s Republic of China 201800
(Address of principal executive offices) (Zip Code)

011-86-21-59587756
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITVE AGREEMENT.

On March 24, 2008, China Shoe Holdings, Inc.’s (the “Company”) entered into an Equity Line Agreement (the (ELA”) and a Registration Rights Agreement (“RRA”) with Magellan Global Fund, L.P., a Delaware limited partnership with offices in San Diego, California (“Magellan”). The ELA provides that he Company will receive up to $2,000,000 from Magellan in connection with the issuance to Magellan of Common Stock. The Company is required to file a registration statement (the “Registration Statement”) relating to the sale common stock to be issued to Magellan in connection with the funding of the Company and for other shares as set forth herein. The ELA provides for the purchase of shares included in the Registration Statement to Magellan in tranches of up to $60,000 as requested by the Company no more often that once every two weeks during the two week period following the effective date of the Registration Statement. The shares to be purchased by Magellan will be priced at an 8% discount tot the market price for the Company’s common stock on the over the counter bulletin board (“OTCBB”) during the two week period preceding each purchase pursuant to a formula set forth in the ELA. The ELA provides that the purchases by Magellan there under shall be at a minimum price of $0.07 per share. At the time the ELA was executed, the market price for the Company’s common stock on the OTCBB was $0.10 per share. Magellan was issued 571,429 shares of the Company’s common stock upon execution of the ELA and will be issued additional shares of the Company’s common stock (having a market value of $40,000 based on the closing bid price on the effective date of the registration statement on such effective date. The RRA also provides that the resale of the 571,429 shares and the $40,000 shares to be offered will be included in the Registration Statement. The Company also entered into a Placement Agent Agreement with GLB Trading Inc, a registered broker dealer (the “PAA”), whereby it compensated GLB Trading Inc for its role in bringing about the ELA through the issuance of 142,857 shares of the Company’s common stock to be included in the Registration Statement. The Company is required by the RRA to bear all of the costs of preparing the Registration Statement and affecting any necessary registrations under applicable state laws. The ELA provides that Magellan and its affiliates shall not engage in hedging or short selling activities during the period that the Company is seeking financing under the ELA and for 90 days thereafter.

The foregoing does not constitute a full a full statement of the terms of the ELA, the RRA or the PAA, all of which have been filed as exhibits to this report. Reference is made to such exhibits for a full description of the rights and obligations of the parties under those agreements.

The Company intends to use the net proceeds of the ELA as working capital to fund its planned expansion, primarily its expansion into the retail footwear business in China.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

Exhibit No.	Description

10.1	Equity Line Agreement, dated March 24, 2008, between the Company and Magellan.
10.2	Registration Rights Agreement, dated March 24, 2008, between the Company and Magellan.
10.3	Placement Agent Agreement, dated as of March 24, 2008, between the Company and GLB Trading Inc.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shoe Holdings, Inc.

Dated: March 24, 2008	By:	/s/ Gu Xianzhong
Name: Gu Xianzhong
Title: President